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Exhibit 10.7

[Translation]

Cooperation Framework Agreement on TCL Network's "Partners World"

Party A:            TCL Network Equipment Co., Ltd.
Party B:            Integrated Telecom Express Inc.

    TCL Network Equipment Co., Ltd mainly engages in the development, manufacture and distribution of broadband network platform equipment and broadband access terminal products. It has strong capability for competition and the advantage of brand in aspects of commercializing of new technology, industry and distribution channel.

    Both Parties, based on the principle of mutual benefiting from and enjoying the advantages brought by the other Party, will carry out long-term cooperation in the above product areas, and enter into strategy cooperation partnership. After adequately negotiate with each other, both Parties agree to enter into the following Cooperation Framework Agreement:

  1.
  Purpose of the Cooperation

    In order to realize the social and economic value of new technologies and to make contributions to the development of IT industry in China at the knowledge-dominated economy age, both Parties intend, through the cooperation in micro-electronics technology and network system integration technology, and the perfect combination of technology research and commercial market activities, to stimulate the commercialization of IT new technologies for the people.

  2.
  Content of the Cooperation and the Methods

  1)
  Technology Exchange and Information Feedback

    Party A shall periodically introduce Party B its product research directions and product development plans. Party B shall give reasonable advices and technical support to such directions and plans. Party B shall periodically provide Party A its latest research results and latest technical materials for the purpose that Party A's development of new products will keep the same pace with Party B's research all the time.

    Parties shall undertake irregular technology exchange activities. The time and place of such activities shall be decided through both Parties' negotiation.

    Party A shall offer Party B timely feedback on the effects of the application of Party B's technologies and plans to the development of new product. If there is any question raised, Party B shall offer solution in time.

    2)
    Offering and Supporting of the Chipset Plan

    Party B shall offer Party A its latest Chipset Plans as soon as possible, so that Party A could introduce the new product to the market within the shortest amount of time. During the promotion of the new products, Party B shall timely offer technical support, including introduction of new plans, training of the technicians and items to which Party A shall pay attention in the development and manufacture process.

    3)
    Cooperation on Project Development

    For the new project, the technical requirements and performance specifications shall be provided by Party A. Specific assignments, expenses and stages shall be decided by Parties through consultation. For each specific project, Parties shall enter into a separate cooperation agreement.

    4)
    Transfer and Commercialization of New Technologies

    The transferor of the new technologies shall mainly be Party B. Products commercialization shall mainly be undertaken by Party A.

    Transferring of the new technologies shall be conducted based on the principle of mutual benefiting from and Party A shall pay Party B fees. The method of the payment could be in the manner of certain amount of royalties, or in the manner of fees calculated on certain amount per product. The Parties shall discuss the fees for each specific project.

    5)
    Resources Sharing and Personal Training

    Without imposing adverse effects to each Party's benefits, both Parties shall share their resources, including technical information, industry market trends, experimental software and hardware platform and etc.

    Party B may, using its resource and technical advantages, provide professional training and skill training to Party A's personals. If possible, Party B shall provide Party A's personals with opportunities for further study. Parties shall discuss the number of the person who shall receive the training and the expenses for the training.

  3.
  Intellectual Property Rights and Confidentiality

    Both Parties shall abide by PRC laws and relevant regulations regarding intellectual property rights and confidentiality.

    Party A owns the intellectual property rights of the project results, project plans finished by Party B under Party A's entrustment, and owns intellectual property rights of the outlooks, models, ideas, and the like of the product commercialization designs which are made by Party A by using technical plans authorized by Party B. Party B shall not transfer, disclose or release such to any third party without Party A's authorization.

    Party A shall not transfer, disclose or release to any third party the technical plans, research results and the like provided or transferred by Party B without Party B's authorization.

  4.
  Both Parties shall negotiate with each other on any further matter. This Agreement shall be made into two copies. Each party shall hold one.

Party A:            TCL Network Equipment Co., Ltd.
Representative (Sign): (the Signature)
Date: 2001.8.28

Party B:            Integrated Telecom Express Inc.
Representative (Sign): (the Signature)
Date: 2001.8.28

TRANSLATION CERTIFICATION

    I hereby certify that the foregoing represents a fair and accurate English translation of the original Chinese document.

Dated: November 7, 2001

By: /s/ JAMES WILLIAMS James Williams Senior Vice President Finance, Treasurer and Chief Financial Officer Integrated Telecom Express, Inc.

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  Exhibit 10.7